U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): November 26, 2001

                        COMMISSION FILE NUMBER: 000-32141

                               Nutra Pharma Corp.

             (Exact name of registrant as specified in its charter)


            California                                 91-2021600

--------------------------------------             -------------------------
(State or jurisdiction of incorporation            (I.R.S. Employer I.D. No.)
or organization


     79811 "A" Country Club Drive
     Bermuda Dunes, California                                    92201
(Address of principal executive offices)                        (Zip Code)
--------------------------------------                       ----------------



                   Registrant's telephone number: (800)929-6147

                             Not applicable
     ------------------------------------------------------
          (Former name or former address, if changed since last report)


Item 1.    Changes in Control of Registrant

Effective on or about November 26, 2001, Nutra Pharma Corp. entered into a stock exchange agreement with Desert Corporate Services, Inc., and a separate transaction with Nutra Pharma, Inc., pursuant to which it acquired 100% of the outstanding capital stock of Nutra Pharma, Inc. in exchange for 4,500,000 shares of its common stock. This transaction resulted in a change in control of Nutra Pharma Corp., as set forth in more detail in Item 5.

Item 2.    Acquisition or Disposition of Assets

The acquisition of 100% of Nutra Pharma, Inc.'s common stock, resulted in Nutra Pharma Corp. acquiring Nutra Pharma, Inc. as a wholly owned subsidiary, and the sole asset of Nutra Pharma, Inc., which is an exclusive agreement for the
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worldwide distribution of a botanical compound with healing properties known as
CL-BC68. Management believes that the plan of operations of Nutra Pharma, Inc. complements its own, in that both are health oriented businesses based upon natural compounds.

                               Business-in General

Nutra Parma Corp.'s securities trade on the over-the-counter bulletin board.
On November 13, 2001, the NASD effected a name change from Cyber-Vitamin.com to Nutra Pharma Corp., a symbol change from "CYBV" to "NPHC", and a 20 for one forward split of our common share capital. These changes were made to signify a change in our business emphasis from a Web-based provider of health food supplements to a distributor of biotech products.

Nutra Pharma Corp. continues to engage in the business of Internet sales of Vitamins from its e-commerce web site. Nutra Pharma, Inc., its wholly owned subsidiary, has no present business, except for a plan of operations to distribute the CL-BC68 compound in all of its various applications. The exact nature and properties of this compound are proprietary, and we intend to identify the composition of the compound and apply for use patents of its various applications.


                            Forward Looking Statements

This report contains forward-looking statements. Nutra Pharma Corp.'s expectation of results and other forward-looking statements contained in this registration statement involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions; competitive factors, such as pricing and marketing efforts; and the pace and success of product research and development. These and other factors may cause expectations to differ.


                                Business Overview

We are an online source for vitamin products and content related to vitamins, nutritional supplements and minerals. Our www.cyber-vitamin.com website, which was launched in August, 2000, offers consumers an extensive selection of vitamins, nutritional supplements and minerals. With our acquisition of Nutra Pharma, Inc., we have changed our business emphasis to that of a biopharmaceutical company committed to developing and marketing new products to treat infections and related diseases.


                                Business Strategy

Our strategy is to define the various applications of the CL-BC68 compound, and to apply for and obtain patents for the use of each application in the United States and South America. The compound has undergone clinical trials for its wound healing properties in South America, and has undergone testing in the United States, which testing has been certified by Health Care Associates of

Seattle, Washington. However, although the compound works in its raw form, it has not been patented for its various uses, which range from a natural antibitotic for use in chicken feed, veterinary use in wound healing, and various applications in human use, such as the healing of diabetic sores, acne treatment, and flesh wound healing and scar treatment, among other uses.

We currently hold the exclusive worldwide distribution rights for the compound, which is currently manufactured in South America.

We intend to pursue patents for the use of all the applications of the compound in South America and the United States, which will involve testing and clinical trials. We have obtained the cooperation of doctors and clinical testing facilities in South America and the United States to pursue this project. The estimated cost of obtaining use patents and the clinical testing of the compound is 500,000, which we intend to raise in private placements of our common stock.


                           Product & Service Offerings

We have no current products, other than our offering of vitamins and health food supplements manufactured by others, as described in our registration statement on Form SB-2, and our exclusive rights over the distribution of the CL-BC68 compound.


                               Product Development

We intend to upgrade our current manufacturing facilities to USDA-FDA approved facilities, and to apply for and obtain patents for the uses of the compound; which include a natural antibitotic for use in chicken feed, veterinary use in wound healing, and various applications in human use, such as the healing of diabetic sores, acne treatment, and flesh wound healing and scar treatment, among other uses. This will involve testing and further development of the compound into a marketable form.


                               Technology Overview

                                     General

The CL-BC68 compound is a complex carbohydrate compound with lectin-blocking capabilities, which has been used in its raw form to successfully treat diabetic sores and a variety of open wounds by blocking the lectin of bacteria and viruses, not allowing them to attach to a host cell in the body. A variety of uses for the compound arose during clinical trials in South America and a study conducted by Health Resource Associates in Seattle, Washington, which demonstrated the efficacy of the compound in treating a variety of conditions, including the advanced healing of wounds caused by a variety of different injuries, wherein the tissue had been badly damaged as was not graftable, to the treatment of acne and other skin disorders, such as psoriasis. We are now seeking to identify all of the uses of the compound.

                            Lectin Blocking Technology

Carbohydrates and lipids have a variety of functions within the human or animal (collectively "mammalian") body. They serve as receptors of natural chemical signals such as hormones and neurotransmittors; as reservoirs of nutritional energy. Others function in cell to cell adhesion and communication, and some lipids make up the architecture of the plasma membranes of individual mammalian cells. These particular cell membrane lipids were once thought to function only to maintain the shape and integrity of cells and to serve as a barrier between extracellular and intracellular environments. However, discoveries by the Company's scientists and collaborators have revealed that certain carbohydrates, lipids and some proteins ( i.e ., glycolipids and phospholipids) within mammalian ("host") cells play a major role in the pathogenesis of infection by serving as receptors for bacterial attachment and as nutrients for growth of bacteria.

Generally, the first step in the process of microbial infection is the attachment of microbes to the surface of host cells through a binding process known as adhesion. Adhesins, which are surface proteins on the outer membrane or cell wall of microbes recognize only particular molecular conformations and bind to specific, complementary receptors on the host cell surface. Studies have found that certain microbial adhesins may be critical elements in providing a microbe access to the host cell by attaching to the corresponding carbohydrate receptor, thereby facilitating the colonization ( i.e ., growth) and subsequent infection of the microbes. The CL-BC68 compound is a complex carbohydrate compound to which certain bacteria and viruses recognize as carbohydrate adhesions of a host cell. The microbes attach to the CL-BC68 compound with their lectin, thereby preventing their entry and infection of a host cell.


                       Strategy for Commercial Development

Nutra Pharma seeks to develop and commercialize antibiotic and other products to maximize long-term revenue and profitability. All of our proposed products are in discovery, research, preclinical or clinical development. The process from research to marketing requires significant expenditures over a number of years.

The Company's long term objective is to manufacture and market certain of its products and to rely on independent third parties for the manufacture and marketing of certain other of its products or for certain geographic regions. For certain products under development, the Company may seek to enter into development and marketing agreements which grant certain rights to its corporate partners in return for royalties to be received on sales, if any. No assurances can be given that the Company will enter into any such agreements on acceptable terms or that such future partners will be successful in commercializing products.


                               Production Facility

We intend to cooperate with the current manufactuer of the compound to establish a USDA and FDA-approved pilot plant, in compliance with the FDA's current Good Manufacturing Practices (cGMP). See "Government Regulation." The Company anticipates that it will produce pilot and clinical trial lots of its products at this or another third-party pilot facility.

Product Liability Insurance

The testing, marketing and sale of human health care products entail an inherent risk of allegations of product liability, and there can be no assurance that product liability claims will not be asserted against us. We have not obtained product liability insurance, and there can be no assurance that the Company will be able to obtain insurance coverage in the future on acceptable terms or that any claims against the Company will not exceed the amount of such coverage.


                              Government Regulation

The production and marketing of the Company's products and its research and development activities are subject to regulation by numerous governmental authorities in the United States and other countries. In the United States, vaccines, drugs and certain diagnostic products are subject to FDA review of safety and efficacy. The Federal Food, Drug and Cosmetic Act, the Public Health Service Act and other federal statutes and regulations govern or influence the testing, manufacture, safety, labeling, storage, record keeping, approval, advertising and promotion of such products. Noncompliance with applicable requirements can result in criminal prosecution and fines, recall or seizure of products, total or partial suspension of production, refusal of the government to approve Biological License Applications ("BLAs"), Product License Applications ("PLAs"), New Drug Applications ("NDAs") or refusal to allow the Company to enter into supply contracts. The FDA also has the authority to revoke product licenses and establishment licenses previously granted.

In order to obtain FDA approval to market a new biological or pharmaceutical product, we must submit proof of product safety, purity, potency and efficacy, and reliable manufacturing capability, which will require us to conduct extensive laboratory, preclinical and clinical tests. This testing, as well as preparation and processing of necessary applications, is expensive, time-consuming and often takes several years to complete. There is no assurance that the FDA will act favorably in making such reviews. We may encounter significant difficulties or costs in their efforts to obtain FDA approvals, which could delay or preclude us from marketing any products that it may develop. The FDA may also require postmarketing testing and surveillance to monitor the effects of marketed products or place conditions on any approvals that could restrict the commercial applications of such products. Product approvals may be withdrawn if problems occur following initial marketing, such as, compliance with regulatory standards is not maintained. With respect to patented products or technologies, delays imposed by governmental marketing approval processes may materially reduce the period during which we will have the exclusive right to exploit patented products or technologies. See "Patents and Other Rights." Refusals or delays in the regulatory process in one country may make it more difficult and time consuming for us to obtain marketing approvals in other countries.

The FDA approval process for a new biological or pharmaceutical drug involves completion of preclinical studies and the submission of the results of these studies to the FDA in an IND, which must be approved before human clinical trials may be conducted. The results of preclinical and clinical studies on biological or pharmaceutical drugs are submitted to the FDA in the form of a BLA, PLA or NDA for product approval to commence commercial sales. In responding to a BLA, PLA or NDA, the FDA may require additional testing or information, or may deny the application. In addition to obtaining FDA approval for each biological or chemical product, an Establishment License Application ("ELA") must be filed and the FDA must inspect and license the manufacturing facilities for each product. Product sales may commence only when both BLA/ PLA/ NDA and ELA are approved.

In certain instances in which a treatment for a rare disease or condition is concerned, the manufacturer may request the FDA to grant the drug product Orphan Drug status for a particular use. In this event, the developer of the drug may request grants from the government to defray the costs of certain expenses related to the clinical testing of such drug and be entitled to marketing exclusivity and certain tax credits. We may seek Orphan Drug designation in the future for proposed products. If these products are the first such products approved, we may be entitled to seven year marketing exclusivity in the U.S. for these products once regulatory approval has been obtained. The seven year period of exclusivity applies only to the particular drug for the rare disease or condition for which the FDA has designated the product an Orphan Drug. Therefore, another manufacturer could obtain approval of the same drug for an indication other than the Company's or could seek Orphan Drug status for a different drug for the same indication.

Sales of biological and pharmaceutical products and medical devices outside the United States are subject to foreign regulatory requirements that vary widely from country to country. Whether or not FDA approval has been obtained, approval of a product or a device by a comparable regulatory authority of a foreign country must generally be obtained prior to the commencement of marketing in that country.

The Company is also subject to regulation by the Occupational Safety and Health Administration ("OSHA") and the Environmental Protection Agency ("EPA") and to regulation under the Toxic Substances Control Act, the Resource Conservation and Recovery Act and other regulatory statutes, and may in the future be subject to other federal, state or local regulations. The Company believes that it is in compliance with regulations regarding the disposal of its biological, radioactive and chemical waste. The Company voluntarily complies with NIH guidelines regarding research involving recombinant DNA molecules. Such guidelines, among other things, restrict or prohibit certain recombinant DNA experiments and establish levels of biological and physical containment that must be met for various types of research.


                                     Property

We have an oral agreement with our former president for use of office space at 79811 "A" Country Club Drive, Bermuda Dunes, California, telephones and secretarial services. We own the exclusive worldwide distribution rights to

CL-BC68, and the Internet domain names, www.cyber-vitamin.com and Internet-vitamin.com.

                                     PATENTS

We current have no patents or trademarks. Nutra Pharma Corp. relies primarily on a combination of trademark, copyright, and trade secret laws, employee and third-party nondisclosure agreements and other methods to protect its proprietary rights. Nutra Pharma Corp. enters into non-disclosure agreements with our employees, consultants and contractors. We own the domain names, www.cyber-vitamin.com and www.internet- vitamin.com.


                                   Competition

The vitamin, nutritional supplement and mineral market is highly fragmented and competitive. In addition, the online commerce market in which we operate is new, rapidly evolving and highly competitive. We expect competition to intensify in the future because current and new competitors can launch websites at a relatively low cost.

We compete with a variety of companies, including health/natural specialty retailers, drugstores, supermarkets and grocery stores and mass merchant retailers. Our competitors operate in one or more distribution channels, including online commerce, retail stores, catalog operations or direct selling. The companies referred to below are market leaders in this industry. We currently have a weak competitive position compared to these companies.

The biotechnical market is extremely competitive. In seeking to manufacture, distribute and market the various products we intend to develop from the uses of the CL-BC68 compound, we face competition from established pharmaceutical companies such as SmithKline Beecham, Roche, and Eli Lilly and Company, among others. All of our potential competitors in this field have considerably greater financial resources than Nutra Pharma Corp.


                              Government Regulation

Governmental regulations have little or no impact on Nutra Pharma, Inc.'s business at the present time. However, in the development and eventual distribution of the products we develop from the CL-BC68 compound, we will have to comply with USDA and FDA regulations. These regulations dictate the specific makeup of the manufacturing facilities for the products, the testing and development of specific protocols for the medical uses and safety and efficacy of the products, and the packaging, labeling and marketing of the products.

                                    Employees

As of November 26, 2001 Nutra Pharma Corp. had three part time and one full time employees, one of which is engaged in management and product development, one full time clerical employee, and two management employees.

                                Legal Proceedings

None


                                    MANAGEMENT

                 Executive Officers, Key Employees and Directors

The members of the Board of Directors of Nutra Pharma Corp. serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

The current executive officers, key employees and directors of Nutra Pharma Corp. are:


Name                          Age                     Position
----------------             -----            --------------------------------
Michael D. Flax               47            President, Director

Rafael Gonzalez-Vizoso        42            Director, Nutra Pharma Corp.,
                                            Chief Medical Officer,
                                            Nutra Pharma, Inc.

George Minto                  74            Chief Financial Officer/Director

Nancy Volpe                   58            Secretary


Michael D. Flax, D.D.S., M.S., P.A. Dr. Flax is the current president and director of Nutra Pharma Corp. since November 26, 2001. From 1986 to the present, he has been self employed in the practice of Endontics in Coral Springs, Florida. Dr. Flax is a diplomat of the American Board of Endontics, a member of the American Association of Endontics, and a Fellow of the American College of Denists. Since 1991, he has served on the board of Directors of Health Star, Inc., and currently serves as director for Paragon Dental Services, Chief Financial Officer of Life Network Engineering Technologies, Inc., Associate Professor, Graduate Endontic Department at Nova South-eastern University School of Dentistry, Faculty Instructor at the University of Pennsylvania, and Faculty Instructor at Temple University. From 1984 through 1986, Dr. Flax served as a part time faculty instructor at the University of Pennsylvania, School of Dental Medicine; Endontic Dept., and was a sub-contractor for general dentistry in Philadelphia, Pennsylvania. From 1981 through 1983, he was a subcontractor for general dentistry in Florida, Long Island and New York City. He holds a certificate from the University of Pennsylvania School of Dental Medicine in Endontics, 1986, a D.D.S. from Georgetown University Dental School, 1981, an M.S. in chemistry from St. John's University, 1977, and a B.A. major in chemistry, minor in engineering from Miami University in Oxford, Ohio. He is licensed to practice dentistry in the states of Florida, Maryland, New York, Pennsylvania, and the District of Columbia.

Rafael Gonzalez-Vizoso, M.D., FAAEM. Dr. Gonzalez is one of our directors, since November 26, 2001, and, since November 26, 2001, he has been the Chief Medical Officer of Nutra Pharma, Inc., and Director in charge of its medical advisory board. He is the current Associate Director of Clinical Research of Health Research Associates, in Seattle, Washington, which supervises research, clinical trials, testing and evaluation of pharmaceuticals, since September, 1996. Since March, 1996, he has also been an Instructor in "Introduction to Clinical Medicine at the University of Washington, School of Medicine in Seattle, Washington. He served as Attending Physician, Northeastern Regional Hospital, Las Vegas, Nevada from July, 1995 through March, 1996. He was employed as Attending Physician, Jordan Hospital, Plymouth, Massachusetts from July, 1994 through February, 1996. He served as Part-time Physician, Jordan Hospital, Plymouth, Massachusetts from February, 1993 through June, 1994. From July, 1993 through June, 1994, he served as Clinical Chief Resident, Department of Emergency Medicine, Boston City Hospital. From June, 1991 through June, 1993, he was House Officer-Resident, Physician-in-training, Department of Emergency Medicine, Boston City Hospital. From June, 1990 through June, 1991, he served as House Officer-Intern, Physician-in-training, Medical-Surgical Internship, Newton-Wellesley Hospital. . Dr. Gonzalez received his M.D. from Harvard Medical School in 1990, and is board certified in Emergency Medicine from the American Board of Emergency Medicine, 1996. He has been licensed to practice medicine in the State of Washington since 1996, and in the State of Massachusetts since 1992. He received a Bachelor of Arts in Chemistry; cum laude, in 1985 from Brooklyn College.

George Minto. Mr. Minto has been the president and director of Nutra Pharma, Inc. since May, 2001, and a director of Nutra Pharma, Inc. since November, 2001. He has also served as the president of Diagnostic Resources since 1999. He has acted as the Managing Director of Satori Group Trust for the past 30 years. Mr. Minto holds a degree in physiotherapy from the SAME Institute in Belfast, Ireland, and received pre-medical education at the Queens University in Belfast.

Nancy Volpe. Nancy Volpe is the current secretary of Nutra Pharma Corp. since November 26, 2001. She has been employed as the office manager of Suprafin, Inc. and Infoplan, Inc., a company involved in investments and venture capital, since February, 1997. From June, 1996 through February, 1997, she was employed as a legal secretary for Offit and Kerrman. From February, 1995 through May, 1996, she was employed as a legal secretary for the Law Office of Marcy Englebrecht.


Item 3.    Bankruptcy or Receivership

           Not Applicable

Item 4.    Changes in Registrant's Certifying Accountant

           Not Applicable

Item 5.    Other Events

As a result of the share exchange agreement, Nutra Pharma Corp. has modified its control persons disclosure, as follows:


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT:

The following table sets forth certain information regarding the beneficial ownership of the shares of Common Stock of Nutra Pharma Corp. as of the date of this disclosure(1), by (I) each person who is known by Nutra Pharma Corp. Imports to be the beneficial owner of more than five percent (5%) of the issued and outstanding shares of common stock, (ii) each of Nutra Pharma Corp.'s directors and executive officers, and (iii) all directors and executive officers as a group.

Name and Address                    Number of Shares        Percentage Owned
----------------                    ----------------        ----------------

Modern Health Care                    12,920,000               29.03%
Holdings, Ltd.
Caracasbaaiweg 199,
Curacao, The Netherlands Antilles

Opus International, LLC               12,920,000               29.03%
Marcy Englebrecht
19 Hillsyde Court
Cockeysville, MD 21030

First International Bank              13,000,000               29.21%
And Trust
42 Kennedy Avenue
Rosseau, Dominica
West Indies

George Minto                           3,500,000                7.87%
205 13th Street
Huntington Beach, CA  92648

Dr. Rafael Gonzalez-Vizoso             1,000,000                2.24%
4900 9th Avenue NW
Suite 201
Seattle, Washington  98102

Officers and Directors
as a Group                             4,500,000               10.11%
--------

Item 6.    Resignations of Registrant's Directors

Effective November 26, 2001, Robert T. Yarbray and George White resigned as directors of Nutra Pharma Corp.

Item 7.    Financial Statements and Exhibits

     (a)   Financial Statements of Business Acquired.

It is impractical to provide the required financial statements for Nutra Pharma Corp. at this time. The registrant intends to filed such financial statements as soon as is practical, but not later than 60 days after this report on Form 8-K is filed with the commission.

     (b)   Pro forma Financial Information.

It is impractical to provide the required financial statements for Nutra Pharma, Inc. at this time. Nutra Pharma Corp. will file pro forma consolidated financial statements for itself and its wholly owned subsidiary within 60 days after the filing of this report.

     (c)   Exhibits.

     There are attached hereto the following exhibits:

     Exhibit 1. Share Exchange Agreement between Nutra Pharma Corp. and Nutra Pharma, Inc., dated November 26, 2001.


                                    SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2001

Nutra Pharma Corp.

    Michael Flax
-----------------------------
By: Michael Flax, President


EXHIBIT 1. ACQUISITION AGREEMENT BETWEEN CYBER VITAMIN;COM AND DESERT CORPORATE SERVICES, INC.

                              ACQUISITION AGREEMENT


      THIS AGREEMENT (hereinafter "the agreement"), is made and entered into as of the ___ day of __________, 2001, by and between CYBER VITAMIN.COM, a California corporation (hereinafter "CYBER"), FIRST INTERNATIONAL BANK AND TRUST, and /or its nominees (hereinafter "Buyer"), and DESERT CORPORATE SERVICES, (hereinafter "Selling Shareholder"), provides as follows:

      1.  RECITALS:

            This agreement is made and entered into with reference to the following facts and circumstances:

      A. CYBER is a publicly held California corporation, with currently issued and outstanding, 2,000,000 shares of common stock.

      B. Selling Shareholder holds 1,950,000 shares of restricted common stock.

      C. Buyer desires to purchase 1,920,000 of the shares held by Selling Shareholder.

      D. CYBER is a publicly held, reporting company, whose securities are quoted on the over-the-counter bulletin board under the symbol, "CYBV."


                           ACQUISITION OF CYBER  STOCK

      A. Upon execution of this agreement, and no later than October 20, 2001, Buyer shall wire the sum of $25,000, representing the purchase price, payable in U.S. dollars.

      B. Upon the closing of this agreement, Selling Shareholders shall transfer, in the aggregate, 1,920,000 shares of common stock to Buyer, in exchange for the sum of $25,000, in full consideration for the Shares.

      C. The closing for the consummation of the transactions contemplated by this Agreement ("Closing"), shall, unless another date or place is agreed to in writing by the parties, take place at the Offices of Kenneth G. Eade, 827 State Street, Suite 12, Santa Barbara, CA 93101, on or before October 20, 2001.

      3.  CONDITIONS PRECEDENT TO CYBER'S PERFORMANCE

      The exchange of CYBER  stock is conditioned upon the following:

      A. The satisfactory completion of the parties' due diligence investigation of Buyer, and their respective business, officers, directors and shareholders.

      B. The representations and warranties contained in this agreement shall have been true in all material respects when made, and, in addition, shall be true and correct in all material respects as of the Closing Date, except for representations and warranties specifically relating to a time or times other than the Closing Date (which shall be true and correct in all material respects at such time or times) and except for changes contemplated and permitted by this Agreement, with the same force and effect as if made as of the Closing Date. Buyer shall have performed or complied in all material respects with all terms, agreements, and covenants and conditions required by this Agreement to be performed by it or prior to the Closing Date, and shall deliver a certificate of its President and Secretary or Assistant Secretary to such effect on the Closing Date.

      4.  CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE

      The exchange of CYBER stock is conditioned on the following:

      A. There shall have been no material adverse change in the business or conditions (financial or otherwise) of CYBER since the execution of the letter of intent between the parties.

      B. The satisfactory completion of Buyer's due diligence investigation of CYBER and its business, operations and officers and directors.

      C. The representations and warranties contained in this agreement shall have been true in all material respects when made, and, in addition, shall be true and correct in all material respects as of the Closing Date, except for representations and warranties specifically relating to a time or times other than the Closing Date (which shall be true and correct in all material respects at such time or times) and except for changes contemplated and permitted by this Agreement, with the same force and effect as if made as of the Closing Date. CYBER shall have performed or complied in all material respects with all terms, agreements, and covenants and conditions required by this Agreement to be performed by it or prior to the Closing Date.


  5.  REPRESENTATIONS AND WARRANTIES OF BUYER.

      Buyer hereby represents and warrants to CYBER  as follows:

      A. Buyer has the full power, right and authority to make, execute, deliver and perform this Agreement and all other instruments and documents required or contemplated hereunder, and to take all steps and to do all things necessary and appropriate to consummate the transactions contemplated herein. Such execution, delivery and performance of this Agreement and all other instruments and documents to be delivered hereunder have been duly authorized by all necessary corporate action on the part of Buyer and CYBER , and will not contravene or violate or constitute a breach of the terms of either of its Articles of Incorporation, founding documents, or By-Laws, or conflict with, result in a breach of, or entitle any party to terminate or call a default with respect to any instrument or decree to which either is bound or any contract or any instrument, judgment, order, decree, law, rule or regulation applicable to it. Neither Buyer, CYBER , nor their shareholders is a party to, or subject to, or bound by any judgment, injunction, or decree of any court or governmental authority or agreement which may restrict or interfere with its performance of this Agreement. This Agreement has been duly executed and delivered and constitutes, and the other instruments and documents to be delivered by Buyer and CYBER hereunder will constitute, the valid and binding obligations of both of them, enforceable against it in accordance with their respective terms.

      B. Except as otherwise set forth herein, no consent of any party to any contract or arrangement to which Buyer or CYBER is a party or by which either is bound is required for the execution, performance, or consummation of this Agreement.

      C. There are no actions, suits, proceedings, orders, investigations or claims pending or, to either Buyer or CYBER'S knowledge, threatened against either one of them, at law or in equity, or before any federal, state or other governmental body.

      D. The representations and warranties contained in this Section will be accurate, true and correct, in all respects, on and as of the date of Closing as though made at such date in identical language.

      E. All of Buyer's assets are free and clear of security interests, liens, pledges, charge and encumbrances, equities or claims, except those obligations to shareholders and others as reported on its financial statements.

      F. Neither Buyer, nor any of its officers and directors has ever been convicted of any felony or misdemeanor offense involving moral turpitude; nor have they been the subject of any temporary or permanent restraining order resulting from unlawful transactions in securities; nor are they now, or have they ever been, a defendant in any lawsuit alleging unlawful business practices or the unlawful sale of securities; nor have they been the debtor in any proceedings, whether voluntary or involuntary, filed in the U.S. Bankruptcy Court.

      G. The execution, delivery and performance of this agreement by Buyer does not require the consent, waiver, approval, license or authorizations of any person or public authority which has not been obtained, does not violate, with or without the giving of notice or the passage of time or both, any law applicable to either Buyer, and does not conflict with or result in a breach or termination of any provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of Buyer or CYBER .

      H. Buyer has complied with all laws, ordinances, regulations and orders which have application to their respective businesses, the violation of which might have a material adverse effect on their respective financial condition or results of operations, and possesses all governmental licenses and permits material to and necessary for the conduct of their respective business, the absence of which might have a material adverse effect on their respective financial condition or results of operations. All such licenses and permits are in full force and effect, no violations are or have been recorded in respect of any such licenses or permits, and no proceeding is pending or threatened to revoke or limit any such licenses or permits.

      6.  REPRESENTATIONS AND WARRANTIES OF CYBER.

          CYBER hereby represents and warrants as follows:

      A. CYBER is a corporation duly formed and validly existing and in good standing under the laws of the state of California, it has all necessary corporate powers to own its properties and carry on its business as now owned and operated by it, and is in good standing in every jurisdiction in which failure to qualify would have a material adverse affect on its business and financial condition, and has the corporate power to enter into and perform this agreement, subject only to the approval of its shareholders.

      B. CYBER has the full corporate power, right and authority to make, execute, deliver and perform this Agreement and all other instruments and documents required or contemplated hereunder, and to take all steps and to do all things necessary and appropriate to consummate the transactions contemplated herein. Such execution, delivery and performance of this Agreement and all other instruments and documents to be delivered hereunder have been duly authorized by all necessary corporate action on the part of CYBER , and will not contravene or violate or constitute a breach of the terms of either of its Articles of Incorporation, founding documents, or By-Laws, or conflict with, result in a breach of, or entitle any party to terminate or call a default with respect to any instrument or decree to which either is bound or any contract or any instrument, judgment, order, decree, law, rule or regulation applicable to it. CYBER is not a party to, or subject to, or bound by any judgment, injunction, or decree of any court or governmental authority or agreement which may restrict or interfere with its performance of this Agreement. This Agreement has been duly executed and delivered and constitutes, and the other instruments and documents to be delivered by CYBER hereunder will constitute, the valid and binding obligations of it, enforceable against it in accordance with their respective terms.

      C. Except as otherwise set forth herein, no consent of any party to any contract or arrangement to which CYBER is a party or by which either is bound is required for the execution, performance, or consummation of this Agreement.

      D. The representations and warranties contained in this Section will be accurate, true and correct, in all respects, on and as of the date of Closing as though made at such date in identical language.

      E. All of CYBER'S assets are free and clear of security interests, liens, pledges, charge and encumbrances, equities or claims, except those obligations to shareholders and others as reported on its financial statements.

      F. The shares of CYBER being transferred pursuant to this agreement will be validly and legally issued and not subject to any security interests, liens, pledges, charges, encumbrances or proxies of any kind.

      G. Neither CYBER , nor any of its officers and directors has ever been convicted of any felony or misdemeanor offense involving moral turpitude; nor have they been the subject of any temporary or permanent restraining order resulting from unlawful transactions in securities; nor are they now, or have they ever been, a defendant in any lawsuit alleging unlawful business practices or the unlawful sale of securities; nor have they been the debtor in any proceedings, whether voluntary or involuntary, filed in the U.S. Bankruptcy Court.

      H. The authorized share capital of CYBER consists of 100,000,000 shares of common class stock, 2,050,000 of which are issued and outstanding, and are owned, beneficially and of record by CYBER'S shareholders and no other share capital of CYBER is issued and outstanding. There are no subscriptions, options or other agreements or commitments, obligating CYBER to issue any shares or securities convertible into its shares at the date of this agreement, and there shall not be any others on the Closing Date.

      I. CYBER has submitted to Buyer a list of all of its notes, mortgages and other obligations and agreements and other instruments for or relating to any borrowing effected by CYBER or to which any properties or assets of CYBER is subject, a list of all leases and similar agreements under which CYBER is subject, and a list of any and all contracts, agreements, and other instruments material to the conduct of CYBER s business. CYBER has performed all obligations required by it to be performed under the any of the foregoing, and there has not occurred any event which with the passage of time or giving notice or both would constitute a default.

      J. The execution, delivery and performance of this agreement by CYBER does not require the consent, waiver, approval, license or authorizations of any person or public authority which has not been obtained, does not violate, with or without the giving of notice or the passage of time or both, any law applicable to CYBER , and does not conflict with or result in a breach or termination of any provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of CYBER .

      K. CYBER has complied with all laws, ordinances, regulations and orders which have application to its business, the violation of which might have a material adverse effect on its financial condition or results of operations, and possesses all governmental licenses and permits material to and necessary for the conduct of its business, the absence of which might have a material adverse effect on their respective financial condition or results of operations. All such licenses and permits are in full force and effect, no violations are or have been recorded in respect of any such licenses or permits, and no proceeding is pending or threatened to revoke or limit any such licenses or permits.

      L. All of the representations and warranties herein made by CYBER are applicable to it and to each of its subsidiaries as well.

      M. There are no actions, suits, and proceedings pending or threatened against or affecting CYBER or its respective properties, business, or subsidiaries, at law or in equity and before or by any federal, state or other governmental body or any arbitration board, domestic or foreign. CYBER has no knowledge or notice of, any grounds for any other action, suit or proceeding.

      N.  CYBER has no outstanding payables.

      O. Buyer shall have received an opinion, dated the Closing Date, from CYBER'S legal counsel, which shall be in a form and substance satisfactory to Buyer, as follows:

            1. CYBER is a corporation, formed and duly organized, validly existing and in good standing under the laws of the state of California. CYBER has the corporate power to enter into and perform this agreement. CYBER has the corporate power to own or lease its properties and to carry on its business as now being conducted. The capitalization of CYBER is as stated in such opinion, and all issued and outstanding shares of CYBER are duly authorized, validly issued, fully paid and non-assessable.

            2. No provision of the founding documents or statutes of CYBER , or of any mortgage, indenture, agreement, contract, or other instrument known to such counsel to which CYBER is a party, will be violated or breached by the performance of this agreement, or to the knowledge of such counsel, requires the consent or authorization of any other person, firm or corporation to this agreement or that, if required, such consent or authorization has been obtained.

            3. Except for the matters referred to in this Agreement or disclosed in writing to CYBER prior to the date of this agreement, such counsel knows of no materially adverse action, suit or proceeding pending or threatened against CYBER , except that is specifically set forth in Exhibit 2 hereto.

            4.  CYBER has full power and authority to execute this Agreement.

            5. All corporate acts and other proceedings required to be taken by CYBER to authorize the performance of this Agreement have been duly and properly taken, except for the approval of CYBER'S shareholders, pursuant to a duly noticed shareholder's meeting, which is required to consummate this agreement. This agreement constitutes the legal, valid and binding obligations of CYBER , enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, or other laws affecting the enforcement of creditors' rights generally from time to time in effect.


            6.  AFTER ACQUISITION PROVISIONS

      A. The parties hereto understand that, after the exchange of stock contemplated hereby, Buyer's Board of Directors or nominees of Buyer will be placed on a provisional Board of Directors of CYBER , and the present directors of CYBER will resign.

      B. CYBER shall complete a 10 to one forward split of its outstanding share capital, which will result in Selling Shareholder retaining 300,000 post-split shares of common stock.

           8.  CLOSING

       Concurrently with the Closing, Selling Shareholders shall deliver certificates representing the 1,920,000 shares for the exchange of CYBER, and Buyer shall deliver the balance of the purchase price, which shall be turned over to Selling Shareholders. The closing shall take place on or before October 20, 2001, unless otherwise extended by the parties by an executed instrument in writing.

           9.  NOTICES

      Any notices called for in this agreement shall be effective upon personal service or upon service by first class mail, postage prepaid, to the parties at such addresses to be designated by the parties in writing.

          10.  MISCELLANEOUS PROVISIONS:

      This agreement shall be construed in accordance with the laws of the State of California.

      This agreement shall be binding upon and shall inure to the benefit of the parties hereto, their beneficiaries, heirs, representatives, assigns, and all other successors in interest.

      Each of the parties shall execute any and all documents required to be executed and perform all acts required to be performed in order to effectuate the terms of this agreement.

      This agreement contains all of the agreements and understandings of the parties hereto with respect to the matters referred to herein, and no prior agreement or understanding pertaining to any such matters shall be effective for any purpose.

      Each of the parties hereto has agreed to the use of the particular language of the provisions of this Agreement, and any question of doubtful interpretation shall not be resolved by any rule of interpretation against the party who causes the uncertainty to exist or against the draftsman.

      This agreement may not be superseded, amended or added to except by an agreement in writing, signed by the parties hereto, or their respective successors-in-interest.

      Any waiver of any provision of this agreement shall not be deemed a waiver of such provision as to any prior or subsequent breach of the same provision or any other breach of any other provision of this agreement.

      If any provision of this agreement is held, by a court of competent jurisdiction, to be invalid, or unenforceable, said provisions shall be deemed deleted, and neither such provision, its severance or deletion shall affect the validity of the remaining provisions of this agreement, which shall, nevertheless, continue in full force and effect.

      The parties may execute this agreement in two or more counterparts, each of which shall be signed by all of the parties; and each such counterpart shall be deemed an original instrument as against any party who has signed it.

      The parties shall use their reasonable best efforts to obtain the consent of all necessary persons and agencies to the transfer of shares provided for in this agreement.

      The parties agree to indemnify and hold the trustee harmless for any acts other than a breach of fiduciary duty, and, further, agree to waive any potential conflict of interest involving the trustee. The trustee shall not be liable for any non-performance of any party, or the resolution of any dispute between the parties. In the event of a dispute over the disbursement of cash or stock, the Trustee shall be entitled to interplead any funds and/or stock into a court of competent jurisdiction.

      IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.

                                    CYBER-VITAMIN.COM, INC.


                                    By__________________________________
                                          ROBERT T. YARBRAY, President


                                    FIRST INTERNATIONAL BANK AND TRUST


                                    By__________________________________
                                          IGNACTIUS MICHAEL FERREIRA


                                    DESERT CORPORATE SERVICES

                                    By__________________________________
                                          ROBERT T. YARBRAY, Secretary



                                    Buyer


                                    By:   _________________________

                                    Title:_________________________


EXHIBIT 2.
              SHARE EXCHANGE AGREEMENT BETWEEN NUTRA PHARMA CORP.
                             AND NUTRA PHARMA, INC.
                    AGREEMENT AND PLAN FOR EXCHANGE OF STOCK
                         BETWEEN CYBER-VITAMIN.COM AND
                               NUTRA PHARMA, INC.

THIS AGREEMENT AND PLAN FOR EXCHANGE OF STOCK (this "Agreement") is entered into as of this 26th day of November, 2001, by and between Nutra Pharma Corp., a California corporation ("Cyber") and George Guy Minto ("Shareholder"), who holds one hundred percent (100%) of the outstanding capital stock of Nutra. This Agreement provides for the exchange of certain shares of Common Stock of Cyber for all of the issued and outstanding shares of Common Stock of Nutra Pharma, Inc., a Nevada corporation ("Nutra").


R E C I T A L S:

WHEREAS, Shareholder owns all of the issued and outstanding capital stock of Nutra, all of which is common stock, no par value (the "Nutra Shares"). Cyber and Shareholder desire to have Shareholder transfer the Nutra Shares to Cyber in exchange for Four Million Five Hundred Thousand (4,500,000) shares of common stock, with no par value, of Cyber (the "Cyber Shares") on the terms and conditions herein set forth, whereby, Nutra will become a wholly owned subsidiary of Cyber; and

WHEREAS, Cyber's business purpose in acquiring Nutra is to enable it to develop and implement the marketing plan for the profitable distribution of "CL-BC68" in the global markets;

NOW THEREFORE, in consideration of the foregoing recitals and the representations, warranties and covenants herein set forth, the parties hereto agree as follows:


                                   ARTICLE 1
                                THE TRANSACTION

1.1  Acquisition and Exchange.

Subject to the terms and conditions set forth in this Agreement, Cyber will issue and deliver or cause to be issued and delivered to the Shareholder the Cyber Shares in exchange for which the Shareholder will deliver or cause to be delivered to Cyber all of his Nutra Shares (the "Exchange"). As a result of such exchange, Nutra will become and thereafter remain a one hundred percent (100%) wholly owned subsidiary of Cyber. The Cyber Shares issued in accordance with the terms and provisions of this Agreement shall be the sole consideration received hereunder by the Shareholder in exchange for his Nutra Shares.

1.2  Delivery by Shareholder.

On the Closing Date (defined herein below), in consideration and exchange for the Cyber Shares received from Cyber and issued to him hereunder, Shareholder shall transfer, set over and assign and deliver to Cyber the certificates representing all of his Nutra Shares, which certificates shall be either (i) duly endorsed in blank or (ii) accompanied by stock powers duly executed in blank.

1.3     Deliveries by Cyber.

On the Closing Date, in exchange for the Nutra Shares transferred from Shareholder, Cyber agrees to authorize, and issue to Shareholder certificates representing the Cyber Shares. Said certificates shall be issued with the following named person as the owner of record in the amount set opposite his respective name:

               Name of Shareholder               Number of Shares
               -------------------               ----------------
               George Guy Minto                      4,500,000

1.4     Stock Value.

The Cyber stock exchanged hereby shall be guaranteed by Cyber to have a minimum market value of Three Dollars ($3.00) per share at the end of the one (1) year period after issuance of the stock. Should the market value not be $3 per share at that date, Cyber will issue additional Cyber Shares to Shareholder to realize the equivalent of the $3.00 per share minimum.

1.5     Securities Law.

     1.5.1 Acknowledgment and Agreement. The Shareholder represents and warrants to Cyber that (i) by reason of his business or financial experience, or that of the Shareholder's professional advisor(s), he is capable of evaluating the merits and risks of an investment in the Cyber Shares and of protecting the Shareholder's own interest in connection with this transaction;
(ii) the Shareholder is acquiring the Cyber Shares for his own account, for investment only and not with a view toward resale or distribution thereof;
(iii) the Shareholder is aware that the Shares have not been registered under the Securities Act nor any state securities laws and that transfer thereof is restricted.

     1.5.2 Securities Legends. The certificate evidencing the Shares will be imprinted with legends as follows:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR THE PURCHASER'S OWN ACCOUNT AND NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF. NO SALE OR OTHER DISPOSITION OF SUCH SECURITIES MAY BE EFFECTED WITHOUT THE (1) REGISTRATION OF SUCH SALE OR DISPOSITION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND (2) QUALIFICATION OF SUCH SALE OR DISPOSITION UNDER THE CALIFORNIA CORPORATE SECURITIES LAW OF 1968, AS AMENDED, OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO NUTRA PHARMA CORP. THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ISSUED PURSUANT TO REGULATION D, SECTION 506 AND SECTION 4(2) OF THE SECURITIES ACT OF 1933."

1.7     Post Closing Covenants.

The parties will abide by the following covenants:

     1.7.1 Cyber shall thereafter establish a medical management board for Nutra, to which Shareholder shall be entitled to elect a minimum of three (3) of a maximum of five (5) members, which board shall have the constituency, powers, authority and responsibilities set forth in Exhibit 1.7.1 attached hereto.

     1.7.2 Cyber, the shareholders of Cyber and Shareholder shall enter into a Voting Agreement in the form attached hereto as Exhibit 1.7.2 in order to enable Shareholder to elect the two directors nominated to serve on Cyber's board.

                                   ARTICLE 2
                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

Shareholder acknowledges that the representations, warranties and covenants contained herein are a material inducement to Cyber entering into the transactions contemplated by this Agreement (the "Transaction"). Shareholder hereby represents, warrants and covenants that:

2.1   Organization and Good Standing.

Nutra is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with the power and authority to own, lease and use its assets and properties (the "Acquisition Assets") as they are now used, and to conduct its businesses (the "Businesses") as they are presently conducted. Nutra is duly qualified to do business as a foreign corporation or limited liability company, as applicable, and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of the Businesses or the ownership of the Acquisition Assets and in which the failure to be so qualified would have a material adverse effect on Nutra or the Acquisition Assets.

2.2     Authorization.

The execution, delivery and performance of this Agreement and all related agreements and other documents required to be delivered by Shareholder, and the transactions contemplated by this Agreement, have been duly and validly authorized by all necessary actions on the part of Shareholder. This Agreement has been duly executed and delivered by Shareholder and is a legal, valid and binding obligation enforceable against him in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws affecting the rights of creditors.

2.3     Title and Authority to Transfer Shares.

The Nutra Shares are issued and outstanding and are owned of record and beneficially as of the date of this Agreement by the Shareholder, subject to no liens, encumbrances or rights of others, and Shareholder has good and marketable title to the Nutra Shares and full right, power and authority to transfer to Cyber the entire right, title and interest in and to the Nutra Shares. Upon the transfer and delivery of Nutra Shares to Cyber in accordance with this Agreement, Cyber will become the owner and holder of all of the Nutra Shares free and clear of all liens, encumbrances, pledges, claims, charges and restrictions on transfer

2.4     Title to Assets.

Nutra is the lawful owner of and has the right to use the Acquisition Assets. Nutra enjoys peaceful and undisturbed possession of all real property owned, leased or used by it, and such facilities are not subject to any encumbrances, encroachments, building or use restrictions, exceptions, reservations or limitations which in any material respect interfere with or impair the present and continued use thereof in the usual and normal conduct of the Businesses. There are no pending or threatened condemnation proceedings relating to any real property owned, leased or used by Nutra in the conduct of the Businesses. The Acquisition Assets constitute all of the tangible and intangible assets necessary for the operation of the Businesses as currently conducted by Nutra.

2.5     Condition of Assets.

Shareholders do not have knowledge or notice of any defect, inadequacy or violation of any law, rule or regulation, relating to any of the Acquisition Assets.

2.6     Taxes.

Nutra has not engaged in any business since the date of its incorporation.

        Financial Statements.

Nutra has no assets except for the Exclusive License Agreement between Nutra and Terra Bio-Pharma, dated May 7, 2001, and no liabilities except as stated in that license agreement.

2.8     Continuation of Business.

Nutra does not know or have any reason to know of any fact, situation, condition or other circumstance of any kind or nature whatsoever that indicates or suggest that the Businesses may not or will not continue to be conducted in substantially the same manner as they have heretofore been conducted. Nutra shall conduct the Businesses in the ordinary and usual course of business and will use its best effort to preserve the Businesses' organization intact, to retain its present employees and to preserve the goodwill of its suppliers, customers and others having business relations with Nutra until the Closing Date. Nothing in this Agreement shall be construed as a warranty or representation by Shareholder of any change in law, regulation or market climate regarding the Businesses or related businesses; however, Shareholder have no knowledge of any such proposed change in law, regulation or market climate which would have a materially adverse affect on the Businesses.

2.9     Contracts.

The license and related documents are the only contracts and agreements that Nutra is a party to. Schedule 2.9 is a complete and accurate list of all material contracts, personal property, leases and other agreements with respect to the Businesses or the Acquisition Assets to which Nutra is a party, or to which any of the Businesses or any of the Acquisition Assets is subject. Each such contract, lease or other agreement is in full force and effect, is not in default, is enforceable in accordance with its terms. Except as disclosed in
Schedule 2.9, Nutra is not a party to any written or oral (i) commitment or contract (including undertakings or commitments to any governmental or regulatory authority) materially affecting the Businesses, (ii) any material governmental or regulatory license or permit required to conduct and operate the Businesses as presently conducted, or (iii) contract or commitment for sale of inventory more than 30 days after the date of this Agreement.

2.10    Liabilities.

To the best of Shareholder's knowledge, Schedule 2.10 is a complete and accurate list of all liabilities, debts and other obligations of Nutra with respect to the Businesses, whether matured, unmatured, accrued, contingent or otherwise, and the name, mailing address and amount owed to each creditor of Nutra. Shareholder will provide Cyber with a complete and accurate list of such liabilities as of the Closing Date.

2.11    Employee Benefit Plans.

Nutra is not a party to any oral or written employment, consulting or collective bargaining agreement with any person employed by Nutra in the Businesses. Nutra does not maintain or contribute to any employee benefit plans other than the plans identified in Schedule 2.11. Nutra is and has been in compliance with all laws or rules or regulations applicable to any employee benefit plan maintained or contributed to by Nutra for the benefit of its employees and there are no claims (other than routine claims for benefits) pending or threatened with respect to any of such employee benefit plans. Nutra does not maintain or contribute to, and has never maintained or contributed to, any qualified retirement plan which is subject to the minimum funding requirements of Section 412 of the United States Internal Revenue Code of 1986, as amended. There are no unfunded obligations of Nutra under ERISA under any retirement, pension, profit-sharing or deferred compensation plan or program. Nutra is not required to make payments or contributions to any employee benefit plan pursuant to any collective bargaining agreement. Nutra has never maintained nor contributed to any employee benefit plan providing or promising any health or other non-pension benefits to terminated employees.

2.12    Violation of Law.

Nutra's conduct of the Businesses is and has been in compliance with all other laws, statutes, ordinances, orders, rules, regulations, policies and guidelines promulgated, and all judgments, decisions and orders entered, by any Federal, state, local or foreign court or governmental authority or instrumentality (a "Governmental Authority") which are applicable or relate to the Businesses or Acquisition Assets including, without limitation, health and healthcare industry regulations, third-party reimbursement laws (including Medicare and Medicaid), Title VII of the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Americans with Disabilities Act of 1990, the Controlled Substances Act and the Federal Food, Drug and Cosmetic Act (as amended by the Prescription Drug Marketing Act of 1987). Nutra has not received any written notice to the effect that, or otherwise been advised that, it is not in compliance with any statute, regulations, orders, ordinances or other laws, and Shareholder does not believe and has no reason to believe that any presently existing circumstances known to Shareholder are likely to result in violations of any such laws or regulations.

Neither Nutra nor, any present or former officer, director, employee or agent of Nutra, has engaged in any activities which are in violation of Medicare, Medicaid or any other "State Health Care Program" (as defined in Section 1128(h) of the Social Security Act ("SSA")) or "Federal Health Care Program" (as defined in SSA Section 1128B(f)) under sections 1320a-7, 1320a-7a, 1320a-7b, or 1395nn of Title 42 of the Code), the federal Civilian Health and Medical Plan of the Uniformed Services ("CHAMPUS") statute, or the regulations promulgated pursuant to such statutes or regulations, or related state or local statutes, or which are prohibited by any private accrediting organization from which Nutra seeks accreditation or by generally recognized professional standards of care or conduct, including but not limited to the following activities: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; or (iii) presenting or causing to be presented a claim for reimbursement under CHAMPUS, Medicare, Medicaid or any other State Health Care Program or Federal Health Care Program that is (A) for an item or service that the person presenting or causing to be presented knows or should know was not provided as claimed, (B) for an item or service which the person presenting knows or should know that the claim is false or fraudulent, (C) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind in return for referring, or to induce the referral of, an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by CHAMPUS, Medicare, Medicaid, or any other State Health Care Program or Federal Health Care Program, or in return for, or to induce, the purchase, lease, or order, or the arranging for or recommending of the purchase, lease, or order, or any good, facility, service, or item for which payment may be made in whole or in part by CHAMPUS, Medicare, Medicaid or any other State Health Care Program or Federal Health Care Program certification, or (D) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading) or a material fact with respect to the conditions or operations of a facility in order that the facility may qualify for CHAMPUS, Medicare, Medicaid or any other State Health Care Program or Federal Health Care Program certification, or information required to be provided under SSA section 1124A.


2.13    Litigation and Claims.

Except as disclosed on Schedule 2.13, Nutra is not a party to any pending, or to the knowledge of Shareholder, threatened litigation, action or other proceeding, including governmental administrative proceeding, nor is Shareholder aware of any basis for any such litigation, action or other proceeding. There is no judgment, order, decree, stipulation or award against Nutra, any of the Businesses or the Acquisition Assets. To Shareholder's best knowledge and belief, there is no material probability that any judgment will be rendered against Nutra in connection with any litigation matters disclosed in Schedule 2.1 in excess of the policy limits of Nutra's applicable liability insurance currently in force. There has been no audit of any of the Businesses conducted by any Governmental Authority that has resulted, or will result, in any material claim against any of the Businesses, or the Acquisition Assets.


2.14    Licenses and Permits.

Schedule 2.14 is a complete and accurate list of all of the licenses, permits, approvals, qualifications and governmental authorizations (the "Permits") held by Nutra and are all the Permits required to own and/or use the Acquisition Assets and operate each of the Businesses. Each of the Permits held by Nutra is in full force and effect, and Nutra has not received any notice of violation or other complaint with respect to any Permits.

2.15    Governmental Filings.

No filing of Nutra with any Governmental Authority contains any material untrue or misleading statement of fact or omits a fact necessary to make the statements contained therein not misleading which could have a material adverse effect on any of the Businesses or financial condition of Nutra.

2.16      Leases of Nutra.

To the best of Shareholder's knowledge, Schedule 2.16 contains a complete and accurate (i) description of each of the Premises owned or leased by Nutra, and
(ii) a list and general description of the material terms of each such lease ("Lease"). Except as indicated in Schedule 2.16, (i) each of the Leases is a valid and binding obligation of Nutra, and Nutra does not have any knowledge that any of said Leases is not a valid and binding obligation of each of the other parties thereto, (ii) Nutra is not, and Shareholder does not have any knowledge that any other party to any such Lease is in default with respect to any material term or condition thereof, and Shareholder does not have any knowledge that any event has occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto or the creation of a lien or encumbrance upon any asset of Nutra, (iii) to the knowledge and belief of Shareholder, all of the buildings, fixtures and other improvements that are the subject of the Leases or located on the Premises are in good operating condition and repair, and the operation thereof as presently conducted is not in violation of any applicable building code, zoning ordinance or other law or regulation, (iv) Nutra has no information to the effect that the landlord does not hold valid and effective certificates of occupancy, underwriters' certificates relating to electrical work, zoning, building, housing, safety, and fire and health approvals; (v) Nutra holds permits and licenses required by applicable law relating to the use and occupation of the Premises as currently used and occupied by Nutra, and (vi) Nutra has not experienced during the two years preceding the date hereof any material interruption in the delivery of adequate quantities of any utilities (including, without limitation, electricity, natural gas, potable water, water for cooling or similar purposes and fuel oil) or other public services (including, without limitation, sanitary and industrial sewer service) required by Nutra in the operation of the Businesses during such period.

2.17    No Conflict or Violation.

Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in (i) a violation of or a conflict with any provision of the articles of incorporation, bylaws, articles of organization or other charter of Nutra, (ii) a breach of, or a default under, any term or provision of any material contract, agreement, indebtedness, lease, commitment, license, sublicense, franchise, permit, authorization or concession to which Nutra is a party or by which any of the assets or properties of Nutra are bound, (iii) a violation by Nutra of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, which might have a material adverse effect on Nutra, or (iv) an imposition of any material encumbrance, restriction or charge on the Businesses or on any of the assets or properties of Nutra, including the Acquisition Assets.

2.18    Consents and Approvals.

No consent, approval or authorization of, or declaration, filing or registration with, any Governmental authority, or any other person or entity, is required to be made or obtained by Nutra nor Shareholder in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

2.19    Labor Matters.

Nutra is not a party to any labor agreement with respect to any of its employees with any labor organization, group or association. Nutra has not experienced any attempt by organized labor or its representatives to make Nutra engage in collective bargaining. Nutra is in material compliance with all applicable laws respecting employment practices, terms and conditions of employment and wages and hours and is not engaged in any unfair labor practice. There is no unfair labor practice charge or complaint against Nutra pending before the National Labor Relations Board or any other governmental agency arising out of Nutra's activities, and Nutra has no knowledge of any facts or information which would give rise thereto; there is no labor strike or labor disturbance pending or, to the knowledge of Shareholder, threatened against Nutra nor is any grievance currently being asserted; and Nutra has not experienced a work stoppage or other similar labor difficulty.

2.20    No Brokers.

Neither Nutra nor Shareholder has entered into nor will either of them enter into any contract, agreement, arrangement or understanding with any person or firm which will result in the obligation to pay any finder's fee, brokerage commission or similar payment in connection with the transaction contemplated by this Agreement.

2.21    Proprietary Rights.

Schedule 2.21 sets forth a true and correct list of all of Nutra's interests in each patent and patent application, copyright, copyright application, trade name, trade dress, trademark, trademark registration (whether registered or to be registered in any jurisdiction) applied for, issued to or owned by Nutra, if any, and each process, invention, trade secret, computer program, business telephone numbers, and formula owned by Nutra, if any, or which Nutra has the right to use, including without limitation all license rights related to CL-BC68 set forth in Exhibit 2.21 attached hereto (collectively, the "Nutra Proprietary Rights") which are owned or used by Nutra in the operation of the Businesses. Nutra is the sole owner of the Nutra Proprietary Rights, free of all claims and encumbrances. No person has a right to receive a royalty or similar payment in respect of any Nutra Proprietary Rights. To the knowledge and belief of Shareholder, Nutra's use of the Nutra Proprietary Rights is not infringing upon or otherwise violating the rights of any third party in or to such Nutra Proprietary Rights, and no notices have been received by Nutra that Nutra's use of the Nutra Proprietary Rights infringes upon or otherwise violates any rights of a third party in or to such Nutra Proprietary Rights.

2.22    Employees.

Schedule 2.22 sets forth a true and complete list of all of Nutra's employees who are regularly employed in the Businesses as of a date no more than five (5) days prior to the Closing Date, and showing (i) where such employee works, (ii) the date of hire of such individual, (iii) for each such person other than hourly employees, the annual rate of compensation and all commitments, understandings and arrangements (formal and informal) with such individual with respect to terms of employment and compensation, including without limitation, salaries, bonuses, commissions, expense reimbursement, allowances, entitlements and accruals of vacation and sick leave, and use of company property such as automobiles, and (iv) for each hourly employee, the hourly rate of compensation and all understandings, agreements, commitments and arrangements (formal and informal) with respect to compensation, including without limitation, overtime, and entitlements and accruals of sick leave and vacations.

2.23    Insurance.

Schedule 2.23 contains a complete and accurate list of all policies or binders of fire, liability, title, worker's compensation and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums and a general description of the type of coverage provided) maintained by Nutra on the Businesses, personnel or Acquisition Assets. All of such policies are sufficient for compliance with all requirements of law and of all contracts to which Nutra is a party. Nutra is not in default under any of such policies or binders, and Nutra has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion where the effect of such default or such failure would be to render a material claim uninsured. Nutra does not have any knowledge of any notice from any insurer advising of reduced coverage or increased premiums on existing policies or binders. There are no outstanding unpaid claims under any such policies or binders. Such policies and binders are in full force and effect on the date hereof and shall be kept in full force and effect by Nutra through the Closing Date.

2.24    Rental or Lease Equipment.

Attached hereto as Schedule 2.24 is a complete and accurate list of all equipment of Nutra that is currently under lease or rental agreement to any other party, which Schedule includes a listing of the type of equipment, the approximate purchase date and cost, the location of the equipment and the billing history for the patient or facility which presently rents or leases the equipment in question.


2.25    No Misrepresentation or Omissions.

No representation, warranty or statement of Nutra in this Agreement, including any Schedules hereto, or any document furnished pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated to make the statements contained therein not misleading in any material respect.

                                   ARTICLE 3
              REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF CYBER

Cyber hereby represents, warrants and covenants that:

3.1     Organization and Good Standing.

Cyber is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with the power and authority to conduct its businesses (the "Businesses) as presently conducted.

3.2     Authorization.

The execution, delivery and performance of this Agreement and all related agreements and other documents required to be delivered by Cyber, and the transactions contemplated by this Agreement, have been duly and validly authorized by all necessary corporate action on the part of Cyber. This Agreement has been duly executed and delivered by Cyber and is a legal, valid and binding obligation of Cyber enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws affecting the rights of creditors.

3.3     Contracts.

Schedule 3.3 is a complete and accurate list of all material contracts, personal property, leases and other agreements with respect to the Businesses to which Cyber is a party, or to which any of the Businesses is subject. Each such contract, lease or other agreement is in full force and effect, is not in default, is enforceable in accordance with its terms. Except as disclosed in
Schedule 3.3, Cyber is not a party to any written or oral (i) commitment or contract (including undertakings or commitments to any governmental or regulatory authority) materially affecting the Businesses, (ii) any material governmental or regulatory license or permit required to conduct and operate the Businesses as presently conducted, or (iii) contract or commitment for sale of inventory more than 30 days after the date of this Agreement.

3.4     Liabilities.

To the best of Cyber's knowledge, Schedule 3.4 is a complete and accurate list of all liabilities, debts and other obligations of Cyber with respect to the Businesses, whether matured, unmatured, accrued, contingent or otherwise, and the name, mailing address and amount owed to each creditor of Cyber. Cyber will provide Shareholder with a complete and accurate list of such liabilities as of the Closing Date.

3.5     Employee Benefit Plans.

Cyber is not a party to any oral or written employment, consulting or collective bargaining agreement with any person employed by Cyber in the Businesses. Cyber does not maintain or contribute to any employee benefit plans other than the plans identified in Schedule 3.5. Cyber is and has been in compliance with all laws or rules or regulations applicable to any employee benefit plan maintained or contributed to by Cyber for the benefit of its employees and there are no claims (other than routine claims for benefits) pending or threatened with respect to any of such employee benefit plans. Cyber does not maintain or contribute to, and has never maintained or contributed to, any qualified retirement plan which is subject to the minimum funding requirements of Section 412 of the United States Internal Revenue Code of 1986, as amended. There are no unfunded obligations of Cyber under ERISA under any retirement, pension, profit-sharing or deferred compensation plan or program. Cyber is not required to make payments or contributions to any employee benefit plan pursuant to any collective bargaining agreement. Cyber has never maintained nor contributed to any employee benefit plan providing or promising any health or other non-pension benefits to terminated employees.

3.6     Violation of Law.

Cyber's conduct of the Businesses is and has been in compliance with all other laws, statutes, ordinances, orders, rules, regulations, policies and guidelines promulgated, and all judgments, decisions and orders entered, by any Federal, state, local or foreign court or governmental authority or instrumentality (a "Governmental Authority") which are applicable or relate to the Businesses or Acquisition Assets including, without limitation, health and healthcare industry regulations, third-party reimbursement laws (including Medicare and Medicaid), Title VII of the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Americans with Disabilities Act of 1990, the Controlled Substances Act and the Federal Food, Drug and Cosmetic Act (as amended by the Prescription Drug Marketing Act of 1987). Cyber has not received any written notice to the effect that, or otherwise been advised that, it is not in compliance with any statute, regulations, orders, ordinances or other laws, and Cyber does not believe and has no reason to believe that any presently existing circumstances known to Cyber are likely to result in violations of any such laws or regulations.

Neither Cyber nor, any present or former officer, director, employee or agent of Cyber, has engaged in any activities which are in violation of Medicare, Medicaid or any other "State Health Care Program" (as defined in Section 1128(h) of the Social Security Act ("SSA")) or "Federal Health Care Program" (as defined in SSA Section 1128B(f)) under sections 1320a-7, 1320a-7a, 1320a-7b, or 1395nn of Title 42 of the Code), the federal Civilian Health and Medical Plan of the Uniformed Services ("CHAMPUS") statute, or the regulations promulgated pursuant to such statutes or regulations, or related state or local statutes, or which are prohibited by any private accrediting organization from which Cyber seeks accreditation or by generally recognized professional standards of care or conduct, including but not limited to the following activities: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; or (iii) presenting or causing to be presented a claim for reimbursement under CHAMPUS, Medicare, Medicaid or any other State Health Care Program or Federal Health Care Program that is (A) for an item or service that the person presenting or causing to be presented knows or should know was not provided as claimed, (B) for an item or service which the person presenting knows or should know that the claim is false or fraudulent, (C) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind in return for referring, or to induce the referral of, an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by CHAMPUS, Medicare, Medicaid, or any other State Health Care Program or Federal Health Care Program, or in return for, or to induce, the purchase, lease, or order, or the arranging for or recommending of the purchase, lease, or order, or any good, facility, service, or item for which payment may be made in whole or in part by CHAMPUS, Medicare, Medicaid or any other State Health Care Program or Federal Health Care Program certification, or (D) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading) or a material fact with respect to the conditions or operations of a facility in order that the facility may qualify for CHAMPUS, Medicare, Medicaid or any other State Health Care Program or Federal Health Care Program certification, or information required to be provided under SSA section 1124A.

3.7     Litigation and Claims.

Except as disclosed on Schedule 3.7, Cyber is not a party to any pending, or to the knowledge of Cyber, threatened litigation, action or other proceeding, including governmental administrative proceeding, nor is Cyber aware of any basis for any such litigation, action or other proceeding. There is no judgment, order, decree, stipulation or award against Cyber or any of the Businesses. To Cyber's best knowledge and belief, there is no material probability that any judgment will be rendered against Cyber in connection with any litigation matters disclosed in Schedule 3.7 in excess of the policy limits of Cyber's applicable liability insurance currently in force. There has been no audit of any of the Businesses conducted by any Governmental Authority that has resulted, or will result, in any material claim against any of the Businesses.


3.8     Leases of Cyber.

To the best of Cyber's knowledge, Schedule 3.8 contains a complete and accurate
(i) description of each of the Premises owned or leased by Cyber, and (ii) a list and general description of the material terms of each such lease ("Lease"). Except as indicated in Schedule 3.8, (i) each of the Leases is a valid and binding obligation of Cyber, and Cyber does not have any knowledge that any of said Leases is not a valid and binding obligation of each of the other parties thereto, (ii) Cyber is not, and Cyber does not have any knowledge that any other party to any such Lease is in default with respect to any material term or condition thereof, and Cyber does not have any knowledge that any event has occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto or the creation of a lien or encumbrance upon any asset of Cyber, (iii) to the knowledge and belief of Cyber, all of the buildings, fixtures and other improvements that are the subject of the Leases or located on the Premises are in good operating condition and repair, and the operation thereof as presently conducted is not in violation of any applicable building code, zoning ordinance or other law or regulation, (iv) Cyber has no information to the effect that the landlord does not hold valid and effective certificates of occupancy, underwriters' certificates relating to electrical work, zoning, building, housing, safety, and fire and health approvals; (v) Cyber holds permits and licenses required by applicable law relating to the use and occupation of the Premises as currently used and occupied by Cyber, and (vi) Cyber has not experienced during the two years preceding the date hereof any material interruption in the delivery of adequate quantities of any utilities (including, without limitation, electricity, natural gas, potable water, water for cooling or similar purposes and fuel oil) or other public services (including, without limitation, sanitary and industrial sewer service) required by Cyber in the operation of the Businesses during such period.

3.9     Proprietary Rights.

Schedule 3.9 sets forth a true and correct list of all of Cyber's interests in each patent and patent application, copyright, copyright application, trade name, trade dress, trademark, trademark registration (whether registered or to be registered in any jurisdiction) applied for, issued to or owned by Cyber, if any, and each process, invention, trade secret, computer program, business telephone numbers, and formula owned by Cyber, if any, or which Cyber has the right to use (collectively, the "Cyber Proprietary Rights") in the operation of the Businesses. Cyber is the sole owner of the Cyber Proprietary Rights, free of all claims and encumbrances. No person has a right to receive a royalty or similar payment in respect of any Cyber Proprietary Rights. To the knowledge and belief of Cyber, Cyber's use of the Cyber Proprietary Rights is not infringing upon or otherwise violating the rights of any third party in or to such Cyber Proprietary Rights, and no notices have been received by Cyber that Cyber's use of the Cyber Proprietary Rights infringes upon or otherwise violates any rights of a third party in or to such Cyber Proprietary Rights.

3.10    Rental or Lease Equipment.

Attached hereto as Schedule 3.10 is a complete and accurate list of all equipment of Cyber that is currently under lease or rental agreement to any other party, which Schedule includes a listing of the type of equipment, the approximate purchase date and cost, the location of the equipment and the billing history for the patient or facility which presently rents or leases the equipment in question.

3.11    No Conflict or Violation.

Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in (i) a violation of or a conflict with any provision of the articles of incorporation, bylaws, or other charter of Cyber, (ii) a breach of, or a default under, any term or provision of any material contract, agreement, indebtedness, lease, commitment, license, sublicense, franchise, permit, authorization or concession to which Cyber is a party or by which any of the assets or properties of Cyber are bound, or (iii) a violation by Cyber of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, which might have a material adverse effect on the transactions contemplated hereby, or (iv) an imposition of any material encumbrance, restriction or charge on the Businesses or on any of the assets or properties of Nutra, including the acquisition assets.

3.12    Consents and Approvals.

No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority, or any other person or entity, is required to be made or obtained by Cyber in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby; provided, however, that Cyber makes no representation or warranty as to permits or filings required to be made by it in order for it to conduct the Businesses subsequent to the Closing Date.

3.13    Governmental Filings.

No filing of Cyber with any Governmental Authority contains any material untrue or misleading statement of fact or omits a fact necessary to make the statements contained therein not misleading which could have a material adverse effect on any of the Businesses or financial condition of Cyber.

3.14    No Brokers.

Cyber has neither entered into nor will enter into any contract, agreement, arrangement or understanding with any person or firm which will result in the obligation to pay any finder's fee, brokerage commission or similar payment in connection with the Transaction contemplated by this Agreement.

3.14    No Misrepresentation or Omissions.

No representation, warranty or statement of Cyber in this Agreement or any document furnished pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated to make the statements contained therein not misleading in any material respect.


                                   ARTICLE 4
                     OPERATION OF BUSINESS PRIOR TO CLOSING

Between the date of this Agreement and the Closing Date, Nutra, Cyber and Shareholders shall:

4.1     Management of the Businesses.

Operate each of the Businesses consistent with past practices, and only in the usual and ordinary course, and refrain from transactions, including the purchase of capital equipment, outside the ordinary course, and preserve the business, organization and goodwill of suppliers, distributors, sales representatives, customers, creditors and others having business relationships with Seller and to safeguard the confidentiality of all books, records and information relating to Seller in a manner consistent with past practices.

4.2     Accounting, Collection and Payment Practices.

Refrain from making any change in the accounting practices or procedures governing Nutra and its financial statements and reporting and from discounting or accelerating accounts receivable or delay in paying trade payables.

4.3     Maintaining Assets.

Except as approved in advance by Cyber, maintain all of its assets in good condition, repair and working order, normal wear and tear excepted, and refrain from taking or permitting any action or entering into or permitting any contract or agreement outside the ordinary course of business.

4.4     Encumbrance of Assets.

Refrain from mortgaging, pledging or subjecting to any mortgage, pledge, lien, charge or other encumbrance any of the Acquisition Assets other than in the ordinary course.

4.5     Compensation.

Refrain from making or permitting any increase in the compensation or benefits payable or to become payable to any of the employees or agents of Nutra, or making any new bonus payment or arrangement or benefit to or with any of them, or hiring any additional employees other than in the ordinary course of business.

4.6     Insurance.

Have in effect and maintain at all times all insurance now in force relating to Nutra, each of the Businesses and the Acquisition Assets.

4.7     Preserve Organization.

     Use its best efforts to retain the services of the present employees of Nutra.

4.8     Access to the Records of Nutra.

Allow Cyber, its representatives, attorneys and accountants to continue to have reasonable access to the records and files, audits, facilities and employees of Nutra, each of the Businesses and the Acquisition Assets as well as all information relating to taxes, commitments, contracts, titles and financial condition of, or otherwise pertaining to, Nutra. Shareholder agrees to cooperate with Cyber and its attorneys and accountants in making available all financial information concerning Nutra as is requested, and Cyber and its attorneys and accountants shall have the right to examine all working papers pertaining to the financial condition of Nutra, each of the Businesses and the Acquisition Assets.

4.9     Taxes.

File and pay when due all Federal, state, local and foreign income, franchise and other taxes (including estimated taxes) of Nutra..

4.10    Financial Reports.

Provide Cyber with copies of any financial reports and statements prepared by Nutra in the ordinary course of its business, and written notice immediately upon any significant change in any of the Business' prospects, deviations from the ordinary course of business, or any other event that represents a material adverse change in the prospects of any of the Businesses, or the financial position or operations of Nutra.

4.11    Non-Solicitation.

So long as this Agreement is in effect and Cyber is proceeding in good faith to consummate the transactions contemplated hereby, refrain from initiating or entering into any negotiations or soliciting or discussing or encouraging (including by way of furnishing non-public information) any offer or proposal regarding the sale, direct or indirect, of any of the Acquisition Assets (other than inventory in the ordinary course of business), the sale of , the issuance of any additional shares of the stock or any options, warrants, or rights to acquire capital stock of Nutra, or any merger, consolidation or similar transaction involving any stock in Nutra or any of the Acquisition Assets, with any party other than Cyber or an affiliate of Cyber.


                                   ARTICLE 5
                    CONDITIONS PRECEDENT TO CLOSING BY CYBER

Cyber shall not be required to proceed to close the transactions contemplated herein unless the following conditions precedent shall have been fulfilled and satisfied prior to the Closing Date, or shall have been waived in writing by
Cyber:

5.1     Representations and Warranties.

Each representation and warranty of Shareholder made in Article 2 shall be true and accurate as of the Closing (or such other period as expressly stated therein), and Cyber shall have received a certificate to such effect from Shareholder.

5.2     Performance.

Shareholders shall have performed and complied with all of the covenants, terms and conditions required by this Agreement to be performed or complied with by them and Cyber shall have received a certificate to such effect from Shareholder.

5.3     Governmental Action.

There shall not have been instituted or threatened, on or before the Closing, any action or proceeding before any court or governmental agency or body or by a public authority to restrict or prohibit: (i) the operation of any of the Businesses as it has heretofore been operated; or (ii) the sale by Shareholder or the acquisition by Cyber of the Nutra Shares.

5.4     Approvals, Licenses and Permits.

Shareholders shall have reasonably cooperated with Cyber in obtaining all approvals, licenses and permits necessary for Cyber to operate the Businesses and the Acquisition Assets.

5.5     Due Diligence Review.

Cyber shall have completed its due diligence review of the Businesses, including a review of all of the agreements and books and records of Nutra relating to the Businesses, all of which shall be satisfactory to Cyber in its reasonable discretion. Without limitation of the foregoing, all contracts of Nutra shall be enforceable obligations of all third parties involved and none of the transactions contemplated by this Agreement shall constitute a prohibited assignment of any such contract, and if Cyber shall not be satisfied with any such contract in any respect, Cyber shall be entitled to terminate this transaction without liability to Shareholder or to renegotiate the purchase price with Shareholder.

     5.6     Absence of Certain Changes or Events.

There shall have been no material adverse change to Nutra, any of the Businesses or any of the Acquisition Assets since the execution of this Agreement, including, but not limited to:

     5.6.1 any change in Nutra's financial condition, assets liabilities (including without limitation, accounts payable), net worth or business from that shown on the Financial Statements that, either individually or in the aggregate, has been materially adverse;

     5.6.2 any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the Acquisition Assets or the Businesses;

     5.6.3 Nutra having mortgaged, pledged, hypothecated or otherwise encumbered any of the Acquisition Assets;

     5.6.4 Nutra having sold or transferred or agreed to sell or transfer any of the Acquisition Assets other than in the ordinary course of business;

     5.6.5 Nutra having suffered any material adverse change in any of its Businesses, its relationships with customers, or its contracts with customers;

     5.6.6 Nutra having entered into any other transaction other than in the ordinary course of the Businesses, or having been involved in any event or experienced any condition of any character, that, either individually or in the aggregate, materially adversely affects any of the Businesses.

5.7     Other Documents.

Cyber shall have received such other documents, assignments, conveyances, representations, clearances and other writings or instruments necessary or desirable to consummate the transactions contemplated herein, all in form and substance satisfactory to Cyber and its counsel (the "Other Cyber Documents").


                                   ARTICLE 6
                 CONDITIONS PRECEDENT TO CLOSING BY SHAREHOLDER

Shareholder shall not be required to proceed to close the transactions contemplated hereunder unless the following conditions precedent shall have been fulfilled and satisfied prior to the Closing Date, or shall have been waived in writing by Shareholder:

6.1     Representations and Warranties.

Each representation and warranty made by Cyber in connection with the transactions contemplated hereby shall be true and accurate as of the Closing, and Shareholder shall have received a certificate to such effect from Cyber.

6.2     Performance.

Cyber shall have performed and complied with all of the covenants, terms and conditions required by this Agreement to be performed or complied with by Cyber.

6.3     Governmental Action.

There shall not have been instituted or threatened, on or before the Closing, any action or proceeding before any court or governmental agency or body or by a public authority to restrict or prohibit the purchase or sale of the Nutra Shares as contemplated hereby.

6.4     Other Documents.

Shareholder shall have received such other documents, assumptions, conveyances, representations, clearances and other writings or instruments necessary or desirable to consummate the transactions contemplated hereby,, all in form and substance satisfactory to Shareholder and his counsel (collectively, the "Other Shareholder Documents").

6.5     Due Diligence Review.

Shareholder shall have completed its due diligence review of the Businesses, including a review of all of the agreements and books and records of Cyber relating to the Businesses, all of which shall be satisfactory to Shareholder in its reasonable discretion. Without limitation of the foregoing, all contracts of Cyber shall be enforceable obligations of all third parties involved and none of the transactions contemplated by this Agreement shall constitute a prohibited assignment of any such contract, and if Shareholder shall not be satisfied with any such contract in any respect, Shareholder shall be entitled to terminate this transaction without liability to Cyber or to renegotiate the purchase price with Cyber.

                     Absence of Certain Changes or Events.

There shall have been no material adverse change to Cyber or any of the Businesses since the execution of this Agreement, including, but not limited to:

     6.6.1 any change in Cyber's financial condition, assets, liabilities (including without limitation, accounts payable), net worth or business that, either individually or in the aggregate, has been materially adverse;

     6.6.2 any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the Businesses;

     6.6.3 Cyber having suffered any material adverse change in any of its Businesses, its relationships with customers, or its contracts with customers;

     6.6.4 Cyber having entered into any other transaction other than in the ordinary course of the Businesses, or having been involved in any event or experienced any condition of any character, that, either individually or in the aggregate, materially adversely affects any of the Businesses.


                                   ARTICLE 7
                                    CLOSING

7.1     Closing.

The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place on November 21, 2001, at 5:00 p.m.. at the offices of Jones, Bell, Abbott, Fleming & Fitzgerald, LLP, 601 South Figueroa Street, 27th Floor, Los Angeles, California 90017, or such other date or at such other place as shall be otherwise agreed to by the parties (the "Closing Date").

7.2     Actions at Closing

7.2.1 Shareholder's Deliveries to Cyber. At the Closing, Shareholder shall execute and deliver to Cyber:

          (a) the Nutra Shares and the assignments and powers relating thereto specified in Section 1.2 hereof;

          (b)   The executed agreement form set forth in Exhibit 1.7.2 hereto;

          (c) Shareholder's Certificates required in Sections 5.1 and 5.2 of this Agreement;

          (d)   updated schedules; and

          (e) the other Cyber Documents, duly executed by the appropriate party(ies).

     7.2.2 Cyber's Deliveries to Shareholder. At the Closing, Cyber shall deliver to Shareholder:

          (a)  the certificate required by Section 6.1 of this Agreement ;

1) The Cyber shares in accordance with section 1.3 hereof.

          (c)  the executed agreement form set forth in Exhibit 1.7.2 hereto;
and;

          (d) the Other Shareholder Documents, duly executed by an officer(s) of Cyber.

                                   ARTICLE 8
                SURVIVAL OF REPRESENTATIONS AND INDEMNIFICATION

8.1     Survival of Representations and Warranties.

The representations and warranties by the Shareholder and Cyber contained herein and in the schedules attached hereto shall survive the closing of this Agreement and shall remain in effect for as long as the respective representation or warranty may apply.

8.2     Description of Indemnification.

Nutra and Shareholder agree to, and shall, indemnify and hold harmless Cyber and its directors, officers, employees and stockholders against any loss, damage, claim, liability or expense (including any reasonable attorneys' fees) incurred by any of them (a) relating to the business of Nutra incurred prior to the date hereof or relating to acts or omission by Nutra or the Shareholder which occurred prior to the date hereof; (b) resulting from any breach by Shareholder of this Agreement or the covenants herein; (c) resulting from any misstatement, error or omission in any of the representations or warranties made by Shareholder herein or in any Schedule, certificate or other instrument furnished are to be furnished by the Shareholder to Cyber under this Agreement; and/or (d) for federal and state income taxes incurred but not paid by Nutra for periods prior to the date of this Agreement. The liability for indemnification described in this paragraph shall not exceed $20,000 in the aggregate.

8.3     Procedure for Indemnification.

In the event a party (the "Indemnified Party") shall seek indemnification pursuant to this Article 8 it shall, with reasonable promptness, provide the other party (the "Indemnifying Party") with written notice of any facts which may give rise to a claim for indemnification. Within thirty (30) days after delivery of such notice, the Indemnifying Party shall deliver written notice to the Indemnified Party indicating that the claim is either accepted or rejected, in whole or in part, and if not accepted in whole, either proposing a reasonable settlement of the claim or stating the reasons why the claim (or portion thereof) is rejected. Any such claim notice from the Indemnified Party which is not answered within such thirty (30) day period in the manner set forth above by the Indemnifying Party shall be conclusively presumed to be rejected by the Indemnifying Party. In the event that the Indemnified Party has complied with the foregoing notice procedure and the Indemnifying Party has rejected, in whole or in part, such a claim by the Indemnified Party, and the parties have otherwise been unable to reach a mutually satisfactory agreement respecting the alleged breach or default, either party may submit the issue to binding arbitration as provided in Section 9.4 hereof; provided, however, that the scope of the issues which shall be submitted to arbitration pursuant to
Section 9.4 shall be limited to a determination of (a) whether a basis for indemnification is present or has occurred, (b) whether the Indemnified Party has suffered or could reasonably be expected to suffer any loss, damage, claim, liability or expense pursuant to Section 8.2 hereof as a result, and if so, the amount of such loss, damage, claim, liability or expense, and (c) whether (and to what extent) actions taken by the Indemnified Party shall have contributed thereto. The arbitrators shall also award attorneys' fees and costs for the proceedings, in their discretion.

8.4     Defense of Claims.

In connection with any claim asserted by a third party which may give rise to a claim for indemnification under the Article 8, the Indemnifying Party shall be entitled to participate in the defense of such action and may assume, undertake and pay for the defense thereof and select legal counsel to conduct the defense of such claims; provided, however, the Indemnifying Party may assume and undertake the defense of such a third party claim only upon written agreement by the Indemnifying Party that the Indemnifying Party is obligated to fully indemnify the Indemnified Party with respect to such action, in the event the Indemnifying Party assumes and undertakes a defense of a third-party claim, the Indemnifying Party shall not be liable to the Indemnified Party for any counsel's fees and expenses subsequently incurred by the Indemnified Party in connection with such matter; provided, however, that the Indemnified Party shall have the right to participate in the defense of any such action and to employ separate counsel in connection therewith, but the fees, costs and expenses related to such participation shall be at the expense of and paid by the Indemnified Party. Any payments to be made pursuant to this Article 8, including any payment for legal fees or other expenses, shall be made within 30 days after the receipt of the invoice therefor from the Indemnified Party. The indemnifying Party shall have the right to settle or compromise any such action on terms satisfactory to it provided that it immediately satisfies any obligations imposed by such settlement. No settlement of any claim for which indemnification is or will be claimed shall be made by the Indemnified Party unless such settlement is approved by the Indemnifying Party, which approval shall not be unreasonably withheld. Any such settlement not approved may be settled by the Indemnified Party provided such settlement shall be submitted to binding arbitration as provided in Section 9.4 hereof to determine whether such settlement under the circumstances at the time such settlement was made was reasonable, will constitute full and complete release by the Indemnified Party of the Indemnifying Party of all damages, losses, claims, liabilities and expenses relating to such claim.

8.5     Survival of Indemnity Obligations.

The indemnity obligations pursuant to this Article 8 shall survive with respect to each representation and warranty made herein for the same period of time as that during which the associated representation and warranty survives.


                                   ARTICLE 9
                               GENERAL PROVISIONS

9.1     Attorneys' Fees in Event of Dispute.

If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other reasonable costs incurred in that action or proceeding, in addition to any other relief to which she, he, it or they may be entitled.

9.2     Notices.

All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if serviced personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first-class mail, registered or certified, postage prepaid, and properly addressed as follows:

           To Shareholder:    George Guy Minto
                              1611 South Pacific Coast Highway, Suite 210
                              Redondo Beach, California 90277

           To Cyber:          Kenneth G. Eade, Esq.
                              827 State Street, Suite 12
                              Santa Barbara, California 93101

           To Nutra:          George Guy Minto
                              1611 South Pacific Coast Highway, Suite 210
                              Redondo Beach, California 90277.

Any party may change its name and/or address for purposes of this Section by giving the other parties written notice of the new name and/or address in the manner set forth above.

9.3     Waivers.

No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

9.4     Arbitration.

Any controversy, dispute, or claim arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement shall be settled, at the request of either party, by arbitration conducted in Los Angeles County, California, in accordance with the then existing rules for commercial arbitration of the American Arbitration Association, and judgment upon any award rendered by the arbitrator(s) may be entered by any State or Federal court having jurisdiction thereof. The parties hereto intend that this agreement to arbitrate be valid, enforceable and irrevocable.

9.5     Severability.

Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

9.6     Headings.

The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.7     Further Assurances.

Each of the parties hereto hereby agrees to take such further action and to execute and deliver such further documents as may be reasonably necessary to effectuate the purposes and intention of the parties to the Agreement hereto and to consummate the transactions contemplated hereby.

9.8     Miscellaneous.

This Agreement and the documents executed in connection herewith and/or attached as Schedules hereto:

9.8.1 Constitute the entire agreement among the parties pertaining to the subject matter contained herein and supersede all prior and contemporaneous agreements, representations, and understanding of the parties pertaining thereto, including, but no limited to, the certain letter of intent executed by and between Robert T. Yarbray, as a representative of Cyber and George Minto, as a representative of Nutra;

9.8.2 May not be supplemented, modified or amended except by a writing executed by the parties;

9.8.3 May be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument;

9.8.4 Shall be binding on, and shall inure to the benefit of the parties to it and their respective heirs, legal representatives, successors and assigns;

9.8.5 Is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; and

9.8.6 Shall be construed in accordance with, and governed by, the laws of the State of California.

            [The remainder of this page is intentionally left blank.]

     The parties to this Agreement have duly executed it on the day and year first above written.

                              "Shareholder"

                              ____________________________________________
                                          George Guy Minto

                              "Cyber"

                              CYBER-VITAMIN.COM


                              By:_______________________________________
                                                    , President

                              By:______________________________________
                                                    , Secretary


                              "Nutra"

                              NUTRA PHARMA, INC.


                              By:_______________________________________
                                                   , President

                              By:______________________________________
                                                   , Secretary



                             SCHEDULES AND EXHIBITS


SCHEDULES

            2.9      Nutra Contracts

            2.10     Nutra Liabilities

            2.11     Nutra Employee Benefit Plans

            2.13     Nutra Litigation and Claims

            2.15     Nutra Licenses and Permits

            2.17     Nutra Leases

            2.21     Nutra Proprietary Rights

            2.23     Nutra Employees

            2.24     Nutra Insurance

            2.25     Nutra Rental or Lease Equipment

            3.3      Cyber Contracts

            3.4      Cyber Liabilities

            3.5      Cyber Employee Benefit Plans

            3.7      Cyber Litigation and Claims

            3.8      Cyber Leases

            3.9      Cyber Proprietary Rights

            3.10     Cyber Rental and Lease Equipment

EXHIBITS

            1.7.1     Medical Management Board

            1.7.2     Voting Agreement

            2.21      License Agreement


SCHEDULE 2.9
                                 NUTRA CONTRACTS

The license agreement and related documents are the only contracts.


SCHEDULE 2.10
                                NUTRA LIABILITIES

None, except for those set forth in the license agreement.


SCHEDULE 2.11
                           NUTRA EMPLOYEE BENEFIT PLANS

None


SCHEDULE 2.13
                           NUTRA LITIGATION AND CLAIMS

None



SCHEDULE 2.14
                                  NUTRA PERMITS

None


SCHEDULE 2.16
                                   NUTRA LEASES

None

SCHEDULE 2.21
                             NUTRA PROPRIETARY RIGHTS

None


SCHEDULE 2.22
                                 NUTRA EMPLOYEES

None


SCHEDULE 2.23
                                 NUTRA INSURANCE

None


SCHEDULE 2.24
                         NUTRA RENTAL OR LEASE EQUIPMENT

None


SCHEDULE 3.3
                                 CYBER CONTRACTS

None


SCHEDULE 3.4
                                CYBER LIABILITIES

None


SCHEDULE 3.5
                           CYBER EMPLOYEE BENEFIT PLANS

None


SCHEDULE 3.7
                           CYBER LITIGATION AND CLAIMS

None


SCHEDULE 3.8
                                   CYBER LEASES

None

SCHEDULE 3.9
                            CYBER PROPRIETARY RIGHTS

None


SCHEDULE 3.10
                         CYBER RENTAL OR LEASE EQUIPMENT

None

EXHIBIT 1.7.1
                  MEDICAL MANAGEMENT BOARD AND MEDICAL DIRECTOR

THE MEDICAL MANAGEMENT BOARD shall be an advisory board within Nutra Pharma, Inc. and shall be composed of five members; three of which may be appointed by Nutra Pharma, Inc. and two of which may be appointed by Cyber. All appointments shall be approved by the Medical Director/Chief Scientific Officer. For purposes of this agreement, Dr. Rafael Gonzales shall serve as the first Medical Director/Chief Scientific Officer. The Medical Director/Chief Scientific Officer shall be the chairman of the Medical Board and the Medical Board shall serve as consultants to him/her. The Medical Director/Chief Scientific Officer and the Medical Board are responsible for the control of medical products, the integrity of the medical products, medical protocols, and the medical procedures necessary to maintain the license agreement between Nutra Pharma, Inc. and Terra Bio Pharma. All press releases relating to the properties and efficaciousness of medical products shall be approved by the Medical Director/Chief Scientific Officer.


EXHIBIT 1.7.2
                                 VOTING AGREEMENT

THIS AGREEMENT, dated _____________, by and between Zirk Engelbrecht ("Engelbrecht"), and George Guy Minto ("Minto") (collectively "Shareholders").

RECITALS:

WHEREAS, Minto is concurrently herewith acquiring 4,500,000 shares of common stock issued by Cyber-Vitamin.com., a California corporation, which is to be renamed "Nutra-Pharma, Inc. (the "Company") pursuant to the terms of an Agreement to Exchange Stock dated concurrently herewith (the "Exchange Agreement");

WHEREAS, the Board of Directors (the "Board") of Nutra Pharma Corp. is presently comprised of five (5) members; and

WHEREAS, the Shareholders together hold a majority of the voting stock of Nutra Pharma Corp. that is issued and outstanding, and, accordingly, the Exchange Agreement contains provisions requiring that they enter into an agreement whereby Minto shall have the right to elect two of the five (5) members to the Board;

IN CONSIDERATION of the foregoing, the Shareholders hereby agree as follows:


                                   ARTICLE 1
                          SHARES SUBJECT TO AGREEMENT

1.01     Shares Subject to Agreement.

The shares subject to this agreement are shares of the Corporation as listed on Exhibit A attached to this Agreement (Shares) opposite the name of each Shareholder. The parties hereby acknowledge and declare that they intend that the parties intend that this agreement be an enforceable Voting Agreement in accordance with California Corporations Code Section 706(a), and for that purpose, an executed copy of this Agreement shall be placed on file with the Secretary of Nutra Pharma Corp. and included in the official records of Nutra Pharma Corp..


                                   ARTICLE 2
                                VOTING OF SHARES

2.01     Election of Directors.

For the duration of this Agreement, each Shareholder will vote the Shares that such Shareholder owns in such a manner that allows Minto to designate the election of the greater of (i) two (2) of the five (5) members of the Board; or
(ii) forty percent (40%) of the total number of Directors that can be elected by law by the Shares that are subject to this Agreement; provided, however, that if by law the total number of Directors that can by elected by the Shares is less than five(5), than the Shares shall be voted in any event so that Minto may designate the election of forty percent (40%) of the total number of Directors that can be elected by law by the Shares that are subject to this Agreement. Notwithstanding the provisions of Section 2.02 hereof, neither of the Shareholders shall vote their respective Shares in any manner to as to increase or decrease the number of Directors of Nutra Pharma Corp. nor to vote their Shares on any other matter so as to defeat the purposes of this Agreement.

2.02    Other Matters.

Except as provided in Section 2.01 regarding the election of Directors and subject to the limitations thereof, each Shareholder retains the right to vote or otherwise act with respect to his Shares in his sole discretion as to any other matter requiring any vote or action by the holders of voting stock of Nutra Pharma Corp..


                                   ARTICLE 3
                            TERMINATION OF AGREEMENT

3.01    Event Triggering Termination.

This Agreement will terminate when all the persons holding Shares subject to this Agreement consent in writing to the termination of this Agreement.

                                    ARTICLE 4
                             MISCELLANEOUS PROVISIONS

4.01     Necessary Acts.

All Parties to this Agreement will perform any acts, including executing any documents, that may be reasonably necessary to fully carry out the provisions and intent of this Agreement.

4.02     Notices.

All notices, demands, requests, or other communications required or permitted by this Agreement will be in writing and will be deemed duly served when personally delivered to the party or to an officer or agent of the party, or when deposited in the United States mail, first-class postage prepaid, addressed to the party at the address appearing for him or her on the books and records of Nutra Pharma Corp., or at any other address the party may designate by written notice to the others.

4.03     Remedies.

The parties will have all the remedies available to them for breach of this Agreement by law or in equity. The parties further agree that in addition to all other remedies available at law or in equity, the parties will be entitled to specific performance of the obligations of each party to this Agreement and immediate injunctive relief. The parties also agree that if an action is brought in equity to enforce a party's obligations, no party will assert as a defense that there is an adequate remedy at law.

4.04     Attorneys' Fees.

In the event of any litigation concerning this Agreement between the parties to this Agreement the prevailing party shall be entitled, in addition to any other relief that may be granted, to reasonable attorneys' fees.

4.05     Binding on Successors and Assigns.

This Agreement will be binding on the parties to the Agreement and on each of their heirs, executors, administrators, successors, and assigns. Accordingly, each certificate evidencing any of the Shares subject to this Agreement shall bear a legend condition as follows:

"The Shares represented by this Certificate are subject to a Voting Agreement between certain Shareholders of the Corporation dated ______________________, a copy of which is on file with the Secretary of the Corporation."

4.06     Severability.

If any provision is unenforceable or invalid for any reason, the remaining provisions will be unaffected by such a holding.

4.07     Governing Law.

This Agreement will be construed according to and governed by the laws of the State of California.

4.08     Entire Agreement.

This instrument constitutes the entire agreement of the Shareholders and correctly sets forth the rights, duties, and obligations of each party and of each party to the other. Any prior agreements, promises, negotiations, or representations concerning the Agreement's subject matter not expressly set forth in this Agreement are of no force or effect.

         IN WITNESS WHEREOF, the parties have executed this Voting Agreement to be effective on the date set forth above.


                                   "Engelbrecht"


                                    -----------------------
                                        Zirk Engelbrecht



                                   "Minto"


                                    -----------------------
                                        George Guy Minto
EXHIBIT A



     Shareholder               No. of Shares               Certificate No.
     -----------               -------------               ---------------